UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 24, 2023, following the unanimous recommendation of the Governance and Nominating Committee, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) elected W. Glenn Hogan as a director of Peoples. Mr. Hogan will serve as a director of Peoples for an initial term ending at Peoples’ 2024 Annual Meeting of Shareholders. On May 24, 2023, the Board of Directors of Peoples Bank, the banking subsidiary of Peoples, elected Mr. Hogan as a member of the Peoples Bank Board of Directors.
In his capacity as a non-employee director of each of Peoples and Peoples Bank, Mr. Hogan will receive compensation on the same basis as the other non-employee directors receive for their service on the Peoples and Peoples Bank Boards of Directors and the respective committees of the Peoples and Peoples Bank Boards of Directors. On May 24, 2023, Mr. Hogan was appointed to the Risk Committee of the Board of Directors of Peoples. Any additional appointments of Mr. Hogan to committees will be determined at a later date.
Mr. Hogan formerly served as Chairman of the Board of Directors of Limestone Bancorp, Inc. (“Limestone”) until Limestone was acquired by Peoples on April 30, 2023. Under the terms of the agreement to merge, following consummation of the merger, Mr. Hogan was to join Peoples’ Board of Directors. Mr. Hogan was a member of the Board of Directors of Limestone since 2006.
Mr. Hogan is Chief Executive Officer of Hogan Real Estate, a full service commercial real estate development company founded by Mr. Hogan in 1987 and headquartered in Louisville, Kentucky. He has more than thirty-five years of real estate development experience and has developed millions of square feet of retail space throughout the Midwest and Southeast.
A graduate of Bellarmine University in Louisville, Kentucky, Mr. Hogan is a Certified Commercial Investment Member (“CCIM”) and past president of the Kentucky State CCIM Chapter. He is also a past member of the Board of Trustees of Bellarmine University.
Peoples has determined that neither Mr. Hogan nor any of his immediate family members has had (or proposes to have) a direct or indirect interest in any transaction in which Peoples or any of Peoples’ subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K. Peoples has also determined that Mr. Hogan qualifies as an “Independent Director” as defined in Rule 5605(a)(2) of The Nasdaq Stock Market’s Corporate Governance Requirements.
A copy of the press release announcing Mr. Hogan’s election to the Peoples Board of Directors is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on May 25, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	May 25, 2023	By:/s/	KATIE BAILEY
Katie Bailey

Executive Vice President, Chief Financial Officer and Treasurer